EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

Solely for the purposes of complying with 18 U.S.C. § 1350, I, John R. Goll III, Vice President, Corporate Controller (Principal Financial and Accounting Officer) of Insmed Incorporated (the “Company”), hereby certify, based on my knowledge, that:

(1)                             the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John R. Goll III
John R. Goll III
Vice President, Corporate Controller
(Principal Financial and Accounting Officer)

May 3, 2017

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Insmed Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.  A signed original of this statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.